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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 Nicholas-Applegate Convertible & Income Fund II
 (formerly known as "PAFM - Nicholas-Applegate/NFJ Convertible & Income Fund")
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             Massachusetts                              14-1888792
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

c/o PIMCO Advisors Fund Management LLC
1345 Avenue of the Americas
New York, New York                                10105
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(Address of Principal Executive Offices)       (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction the Exchange Act and is effective pursuant to A.(c), please check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of General Instruction A.(d), please check the following box: [_]

Securities Act registration statement file number
pursuant to which this form relates:                            333-104708
                                                            -----------------
                                                             (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:    Name of Each Exchange on Which Each
                                            Class is to be Registered:
Common Shares of Beneficial Interest
With Par Value
$0.00001                                    New York Stock Exchange
-----------------------------------------   -----------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:   None



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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Reference is hereby made to the section entitled "Description of Shares" in the Registration Statement on Form N-2 of Nicholas-Applegate Convertible & Income Fund II, as filed with the Securities and Exchange Commission (the "Commission") on April 23, 2003 (Securities Act File No. 333-104708 and Investment Company Act File No. 811-21338) (the "Original Registration Statement") and in the first pre-effective amendment to the Registration Statement on Form N-2, as filed with the Commission on June 9, 2003 (the "First Pre-Effective Amendment") and the second pre-effective amendment to the Registration Statement on Form N-2, as filed with the Commission on June 24, 2003 (the "Second Pre-Effective Amendment").

Item 2. EXHIBITS.

     Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

                                    SIGNATURE

     A copy of the Agreement and Declaration of Trust, as amended, of Nicholas-Applegate Convertible & Income Fund II is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but binding only upon the assets and property of the Trust.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND II



                            By: /s/ Brian S. Shlissel
                                ---------------------------------
                            Name:  Brian S. Shlissel
                            Title: President and Chief Executive
                                   Officer

Date:  July 22, 2003